EXHIBIT 10.30

ADDENDUM TO EMPLOYMENT AGREEMENT

This ADDENDUM TO EMPLOYMENT AGREEMENT (“Addendum”) is entered into effective as of February 14, 2012, among Cadiz Inc., a Delaware corporation (“Cadiz”) and Timothy J. Shaheen (“Shaheen or Employee”).  The parties to this Addendum are hereinafter sometimes referred to collectively as the "Parties".

RECITALS:

WHEREAS, the Parties have entered into an Employment Agreement effective as of May 22, 2009 (the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement with respect to the term of the Employee’s compensation;

NOW THEREFORE, in consideration of the above recitals, the promises and the mutual representations, warranties, covenants and agreements herein contained, the Parties hereby agree as follows.  Defined terms used herein shall, if not otherwise defined in this Addendum, have the same meaning as set forth in the Agreement.

1.           Compensation.  Effective from and after February 14, 2012, Employee shall be paid a base salary of $330,000 per annum.

2.           Existing Agreement.  Except as otherwise amended or modified herein or hereby, the provisions of the Agreement are hereby reaffirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CADIZ INC.

By: /s/ Keith Brackpool
Keith Brackpool, CEO

SHAHEEN

By:  /s/ Timothy J. Shaheen
Timothy J. Shaheen

ACKNOWLEDGED AND AGREED
By:  /s/ Murray H. Hutchison
Murray H. Hutchison
Chair, Compensation Committee